EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 n this Registration Statement on Form S-2 of our report dated August 6, 1997, which appears on page F1 of our financial statements included in the Imaging Diagnostic Systems, Inc. Form 10-KSB, dated September 26, 1997 and to the reference to our firm under the caption "Experts" in the Prospectus.


                                            /s/ MARGOLIES, FINK AND WICHROWSKI
                                            -----------------------------------
                                                Margolies, Fink and Wichrowski
Pompano Beach, Florida
July 30, 1998